THIS FIRST AMENDED SETTLEMENT AGREEMENT AND RELEASE ("Agreement") has been entered into effective as of March 31, 1999, by and between InnovaCom, Inc., on the one hand ("InnovaCom"), and Scott Thorogood, on the other hand ("Thorogood") (collectively "the Parties.")

                                    RECITALS

        A. On or about July 1, 1996, the Parties entered into a Consulting Agreement and Nonstatutory Stock Option Agreement (hereinafter "Contracts").

        B. Thorogood thereafter performed certain services under the Consulting Agreement and terminated his relationship as a consultant on or about May 5, 1997.

        C. A dispute has arisen concerning Thorogood's rights under the Contracts, and Thorogood has made demand upon InnovaCom for unpaid compensation, for refusal to honor his stock option rights, and for possible tort claims and causes of action.

        D. InnovaCom has asserted claims against certain former officers, directors and shareholders of InnovaCom in an action filed on November 10, 1997 in San Francisco Superior Court entitled InnovaCom, Inc. V. Haynes, et al., Civil 990965, and has threatened to name Thorogood as a defendant in that case, and/or other cases it has initiated against certain third parties (hereinafter collectively "the Actions").

        E. The Parties each deny any wrongdoing, but wish to resolve all disputes existing between them, including all claims under the Contracts, the Actions or otherwise.

        NOW, THEREFORE, in consideration of the above Recitals (which are hereby incorporated as part of this Agreement, and in consideration for their mutual agreements expressed herein, and intending to be legally bound thereby, EACH OF THE PARTIES HEREBY AGREES AS FOLLOWS:

        1.     SETTLEMENT CONSIDERATION
               1.1

     a) No later than May 15, 1999 ("Payment Date"), InnovaCom shall pay to Thorogood the sum of $8,000 in a cashiers check or other ready funds, with interest of 1% per month accruing from and after the Payment Date; b) InnovaCom shall register 40,000 shares of common stock in the Company's pending S-8 registration statement, which shares shall be registered in the name of Mr. Thorogood and shall be freely tradeable upon the effective date of the S-8 registration statement.c) If the S-8 registration statement does not become effective in a reasonable time period, then at Thorogood's option InnovaCom shall issue to Thorogood a certificate for 40,000 shares of InnovaCom stock,. and shall grant Thorogood piggyback registration rights for such shares. InnovaCom shall cause such shares to be included in the next registration of shares undertaken by InnovaCom or any successor, affiliate, or controlling persons. The registration rights shall be in the form of Exhibit A attached hereto, and made a part of this Agreement. In the event that InnovaCom enters into a merger or acquisition with another entity, whereby the InnovaCom shareholders do not have a controlling interest in the surviving entity, the surviving entity shall have the responsibility to register the options governed by this agreement within a reasonable time frame subsequent to the completion of the transaction.

     1.2 The parties acknowledge that the settlement consideration paid herein is to fully resolve tort claims that Thorogood believes he has, including claims for emotional distress.

     1.3 Each party shall be responsible for their own fees and costs in connection with the disputes being released hereunder.

        2.     GENERAL RELEASES

     2.1 "Business Relationship". The term "Business Relationship," as used in this Agreement, shall mean all prior business dealings between the Parties, including without limitation, (a) any matters relating to the negotiation, execution and delivery of the Contracts, and all documents and communications ancillary thereto; (b) all conduct, actions, performance, and any alleged failure to act or non-performance, of any of the Parties hereto under, pursuant to, or in connection with the Contracts; (c) any alleged oral understanding, implied agreement, course of conduct, commitment, or other legally enforceable obligation under or relating to the Contracts, or the transactions contemplated thereby, and (d) any discussions, negotiations or alleged agreements purporting to compromise, release or settle an claims or disputes between the parties hereto.

     2.2 Release of InnovaCom by Thorogood. Effective upon receipt of the consideration in Section 1.1, Thorogood, on behalf of himself and each of his agents, attorneys, successors, and assigns, hereby acknowledges and agrees;

     (a) that InnovaCom and each of its present or former directors, officers, employees, shareholders, partners, managers, successors, affiliates, agents, attorneys, successors and assigns, are hereby released from all claims, demands, actions, causes of action, costs, fines, obligations, guaranties, losses or damages (including punitive damages) arising from, relating to, or in any way connected with the Business Relationship, and

     (b) that each of Thorogood's agents and attorneys, successors and assigns, are hereby released from all Claims arising from, relating to, or in any way connected with the Business Relationship or the Actions but only to the extent that such Claims are derivative of

               2.3    Release of Thorogood by InnovaCom.

     InnovaCom, on behalf of itself and each of its present or former directors, officers, employees, shareholders, partners, managers,, affiliates, agents, attorneys, successors, and assigns, hereby acknowledges and agrees

     (a) that Thorogood and each of his agents and attorneys, successors and assigns, are hereby released from all Claims arising from, relating to, or in any way connected with the Business Relationship or the Actions, and

     (b) that each of Thorogood's agents and attorneys, successors and assigns, are hereby released from all Claims arising from, relating to, or in any way connected with the Business Relationship or the Actions but only to the extent that such Claims are derivative of Claims against Thorogood that are released in 2.3(a). For purposes of this section, a Claim against a party is "derivative" if it arises from the party's relationship with Thorogood as to the Claims released in 2.3(a), and does not arise from conduct or obligations of the party that is independent of Thorogood or the Claims against Thorogood released herein.

     For purposes of this section, "Claims" shall mean claims, demands, actions, causes of action, costs, fines, obligations, guaranties, losses or damages (including punitive damages);

     2.4 Release of Unknown Claims. Each Party hereby waives any and all rights and benefits which he or it now has or in the future may have conferred upon him or it by virtue of the provisions of Section 1542 of the Civil Code of the State of California, or any similar or comparable provision of law of any jurisdiction which may now exist or hereafter be enacted and which may be applicable to the subject matter of this Agreement. Said Section 1542 provides as follows:

                 A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
                WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT
                TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        3.     OTHER PROVISIONS

     3.1 Representations Concerning Authority and Binding Effect. By executing and delivering this Agreement, each Party represents and warrants to each other Party that (a) if such Party is a corporate or other entity, such representing Party has taken all necessary action to authorize the execution and delivery of this Agreement; (b) this Agreement has been executed and delivered by such Party, or on such Party's behalf by such Party's duly authorized representative(s); (c) this Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and
(d) such Party has not assigned any rights or claims released by such Party herein to any other person or entity.

     3.2 Further Assurances. Each Party agrees to execute and to deliver all such other and additional agreements, instruments, releases, advice and documents, and to take all such other actions, as any other Party hereto may reasonably request, more fully to carry out the agreements and releases contained herein.

     3.3 Attorney's Fees and Costs. In the event that any Party, or any person asserting claims, or who may in the future assert claims derivatively, or otherwise through such Party, asserts a right or claim against a Party or Parties that is determined by a court of competent jurisdiction to have been released by this Agreement, the Party or Parties against whom such claim is made shall have the right to recover from such asserting Party, or from such Party through whom or which such claimant has asserted such right or claim, all of such responding Party's or Parties' reasonable attorneys' fees and costs incurred in defending against any such claim. Any other dispute between the Parties under this Agreement shall entitle the prevailing party to an award of its reasonable attorneys fees and costs.

     3.4 No Other Agreements. This Agreement supersedes any and all prior agreements between the parties, including without limitation any compromise, settlement, release, employment, stock option, or consulting agreement, all of which are hereby rendered null and void. This Agreement embodies the entire agreement of the Parties relating to the subject matter hereof and there are no other agreements or understandings relating to this matter other than as stated in this Agreement. Each Party acknowledges that this Agreement is fully integrated and not in need of parole evidence in order to reflect the intentions of the Parties, and that such Party intends that the literal words of this Agreement shall govern the transactions described herein and that all prior negotiations, drafts and other extraneous communications have no significance or evidentiary effect whatsoever.

     3.5 No Waiver. This Agreement may not be modified, amended, terminated, or waived except by a writing signed by each of the Parties. No course of conduct shall have the effect of modifying, amending, terminating or waiving the terms of this Agreement absent a writing signed by the Parties hereto.

     3.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     3.7 Successors and Assigns. The terms of this Agreement shall inure to the benefit of and shall be binding upon, the successors and assigns of each Party hereto.

     2.8 Severability. If any term or other provision of this Agreement is rendered invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     2.9 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California (excluding the choice-of-law rules thereof).

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by or on behalf of each of the undersigned.
       INNOVACOM                                          APPROVED AS TO FORM:

        By: __________________________       HELLER, EHRMAN, WHITE
                                             & McAULIFFE

        Its: __________________________      By: _____________________________
                                                 L.J. Chris Martiniak
                                                 Attorneys for InnovaCom, Inc.


        SCOTT THOROGOOD                      APPROVED AS TO FORM:
                                             GIBSON, DUNN & CRUTCHER LLP


                                             By: _____________________________
                                                 Jonathan C. Dickey
                                                 Attorneys for Scott Thorogood